                                                                    Exhibit l(i)

                             THE MUNDER FUNDS, INC.
                             ARTICLES SUPPLEMENTARY

     THE MUNDER FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation, by a resolution adopted on August 5, 1997, has changed the names, including each class thereof, as follows, pursuant to Section 2-605(a)(4) of the Maryland General Corporate Law:

OLD NAME                                      NEW NAME
--------                                      --------
The Munder All-Season Maintenance Fund        The Munder All-Season Conservative Fund
The Munder All-Season Development Fund        The Munder All-Season Moderate Fund
The Munder All-Season Accumulation Fund       The Munder All-Season Aggressive Fund

     SECOND: The Corporation is registered as an open-end investment company under the 1940 Act.

     IN WITNESS WHEREOF, The Munder Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


Date:  July 1, 1998                    THE MUNDER FUNDS, INC.


[CORPORATE SEAL]
                                       By:   /s/ Terry H. Gardner
                                           ---------------------------
                                           Terry H. Gardner
                                           Vice President


Attest:

/s/ Lisa Anne Rosen
----------------------
Lisa Anne Rosen
Secretary

                                       2